EXHIBIT 99.4

                              EMPLOYMENT AGREEMENT

         This Agreement is made and entered into on __________, 2006 by and between American River Bank, a California state chartered banking corporation (the "Employer") and Larry D. Standing (the "Employee") (collectively the "Parties") for the purposes set forth hereinafter (the "Agreement").

                                    RECITALS

         WHEREAS, the Employee is currently the President of a division of the Employer known as "Bank of Amador, a division of American River Bank" pursuant to an employment agreement between the Employer and the Employee dated December 3, 2004 (the "Prior Employment Agreement");

         WHEREAS, it is the intention of the Parties to enter into a new employment agreement for the purposes of assuring the continued services of the Employee as the President of "Bank of Amador, a division of American River Bank" and revising the Parties agreement to comply with new federal regulations;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Employee agree as follows:

                                    AGREEMENT
                                    ---------

         1. Term of Employment; Termination of Prior Employment Agreement and Waiver of Rights and Benefits and Release of Obligations Thereunder. Pursuant to this Agreement, the Employer employs the Employee and the Employee hereby accepts employment with the Employer, upon the terms and conditions hereinafter set forth. The term of this Agreement shall be a period of two (2) years from the date hereof. Upon the occurrence of the second annual anniversary of the date of this Agreement, and on each anniversary date thereafter, the term of this Agreement shall be deemed automatically extended for an additional one
(1) year term, subject to the termination provisions of paragraph 16.

                  The Employer and the Employee agree that the Prior Employment Agreement is hereby terminated effective as of the date of this Agreement and that this Agreement is intended by the Parties hereto to supersede in full and constitute a complete replacement for the Prior Employment Agreement and any rights and benefits thereunder. In furtherance thereof and notwithstanding any provision of this Agreement or the Prior Employment Agreement to the contrary, the Employee, for himself, and his heirs, beneficiaries, executors, administrators, trustees, and any other legal or personal representatives, agents, successors or permitted assignees or transferees, further expressly agrees to and does hereby waive and relinquish any and all rights and benefits under the Prior Employment Agreement and specifically releases the Employer and its affiliates and subsidiaries, from any obligations, duties and liabilities under the Prior Employment Agreement including any matters covered or contemplated by California Civil Code Section 1542 which reads as follows:

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                  "A general release does not extend to claims which the
creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         2. Duties and Obligations of Employee. Employee shall serve as the President of the division of the Employer known as "Bank of Amador, a division of American River Bank" pursuant to this Agreement and shall perform the customary duties of each such office in the commercial banking industry as may from time to time be reasonably requested of him by the Chief Executive Officer or Board of Directors of the Employer including the following:

                  (a) Providing leadership in planning and implementing the conduct of the business and affairs of the Employer, subject to the direction of the Chief Executive Officer and Board of Directors of the Employer, and carrying out responsibilities of the position as outlined in any job description approved by the Board of Directors of the Employer;

                  (b) Participating in community affairs which are beneficial to the Employer;

                  (c) Maintaining a good relationship with the Board of Directors of the Employer, its management officers and shareholders;

                  (d) Maintaining a good relationship with regulatory agencies and governmental authorities having jurisdiction over the Employer and its parent holding company; and

                  (e) Acting as a member of the Board of Directors of the Employer and all committees thereof to which the Employee may be appointed or lected.

         3.       Devotion to Employer's Business.
                  -------------------------------

                  (a) The Employee shall devote his full business time, ability, and attention to the business of the Employer during the term of this Agreement and shall not during the term of this Agreement engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Employer. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of the Employee under this Agreement. Nothing in this Agreement shall be interpreted to prohibit the Employee from making passive personal investments. However, the Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Employer, except passive shareholder investments in other financial institutions and their respective affiliates which do not exceed five percent (5%) of the outstanding voting securities in the aggregate in any single financial institution and its affiliates on a consolidated basis.

                  (b) The Employee agrees to conduct himself at all times with due regard to public conventions and morals. The Employee further agrees not to do or commit any act that will reasonably tend to shock or offend the community, or to prejudice the Employer or the banking industry in general.

                  (c) The Employee hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a

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peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee therefore expressly agrees that the Employer, in addition to any other rights or remedies that the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by the Employee.

         4. Noncompetition by the Employee. The Employee shall not, during the term of this Agreement, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any competitive banking or financial services business without the prior written consent of the Employer.

         5.       Indemnification.
                  ---------------

                  (a) The Employee shall indemnify and hold the Employer harmless from all liability for loss, damage, or injury to persons or property resulting from the gross negligence or intentional misconduct of the Employee.

                  (b) To the extent permitted by law, the Employer shall indemnify the Employee if he was or is a party or is threatened to be made a party in any action brought by a third party against the Employee (whether or not the Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if the Employee acted in good faith and in a manner the Employee reasonably believed to be in the best interest of the Employer (and with respect to a criminal proceeding if the Employee had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of the Employee arose out of and was within the course and scope of his employment as an officer or employee of the Employer.

         6. Disclosure of Information. The Employee shall not, either before or after termination of this Agreement, without the prior written consent of the Board of Directors of Employer or except as required by law to comply with legal process including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business or operations of the Employer, its parent holding company or any subsidiary thereof. The Employee further recognizes and acknowledges that any financial information concerning any customers of the Employer, its parent holding company and any subsidiary thereof as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's and its parent holding company's business. The Employee shall not, either before or after termination of this Agreement, without such consent or except as required by law, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever. In the event the Employee is required by law to disclose such information described in this paragraph 6, the Employee will provide the Employer and its counsel with immediate notice of such request so that they may consider seeking a protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Employee is nonetheless, in the written opinion of knowledgeable counsel, compelled to disclose any of such information to any tribunal or any other party or else stand liable for contempt or suffer other material censure or material penalty, then the Employee may disclose (on an "as needed" basis only) such information to such tribunal or other party without liability hereunder. The Employee agrees to execute such form of confidentiality agreement from time to time during the term of this Agreement as the Board of Directors of the Employer may require to be executed by officers of the Employer. Any conflict between this paragraph 6

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and such confidentiality agreement shall be resolved in favor of the provisions of the confidentiality agreement.

         7. Written, Printed or Electronic Material. All written, printed or electronic material, notebooks and records including, without limitation, computer disks used by the Employee in performing duties for the Employer, other than the Employee's personal notes and diaries, are and shall remain the sole property of the Employer. Upon termination of employment, the Employee shall promptly return all such material (including all copies, extracts and summaries thereof) to the Employer.

         8. Surety Bond. The Employee agrees that he will furnish all information and take any other steps necessary from time to time to enable the Employer to obtain or maintain a fidelity or similar financial institution bond which includes the Employee within the coverages provided conditional on the rendering of a true account by the Employee of all monies, goods, or other property which may come into the custody, charge, or possession of the Employee during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to the Employer. All premiums on the bond shall be paid by the Employer. The Employer, or its successor, shall have no obligation to pay or provide severance payments or severance benefits to the Employee in accordance with paragraph 16 (d) or 16 (e), as applicable, of this Agreement in the event that the Employee's employment is terminated in connection with the Employee's failure to qualify for a surety bond at any time during the term of this Agreement and such failure to qualify results from an occurrence described in paragraph 16 (a) (5), (6), (7), (8), (9), (10) or (11, to the extent of an Employee breach).

         9. Base Salary. In consideration for the services to be performed hereunder, the Employee shall receive a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable in installments during the term of this Agreement of approximately Six Thousand Two Hundred Fifty Dollars ($6,250) on the first and fifteenth days of each month, subject to applicable adjustments for withholding taxes, prorations for any partial employment period and such other applicable payroll procedures of the Employer. The Employee shall receive such annual adjustments in salary, if any, as may be determined by the Employer's Board of Directors, in its sole discretion, resulting from the Board of Directors annual review of the Employee's compensation each year during the term of this Agreement.

         10. Salary Continuation During Disability. If the Employee for any reason (except as expressly provided below) becomes temporarily or permanently disabled so that he is unable to perform the duties under this Agreement, the Employer agrees to pay the Employee the base salary otherwise payable to Employee pursuant to paragraph 9 of this Agreement, reduced by the amounts received by the Employee from state disability insurance, or worker's compensation or other similar insurance benefits through policies provided by the Employer, for a period of six (6) months from the date of disability.

         For purposes of this paragraph 10, "disability" shall be defined as provided in the Employer's disability insurance program. Notwithstanding anything herein to the contrary, the Employer shall have no obligation to make payments for a disability resulting from the deliberate, intentional actions of the Employee, such as, but not limited to, attempted suicide or chemical dependence of the Employee.

         11. Incentive Compensation. The Employee shall be entitled to participate in the Executive Incentive Compensation Plan (the "Plan") sponsored by the Employer's parent holding company, and receive incentive compensation in

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accordance with the Plan, subject to the right of the Board of Directors in its sole discretion to modify the terms and provisions of the Plan each year during the term of this Agreement in connection with its review of the Employee's performance and the Employer's results of operations. Under no circumstance shall a right to receive incentive compensation exist in favor of or accrue to or for the benefit of the Employee prior to actual receipt of a distribution, if any, under the Plan.

         12. Stock Options/Employment Rights. The Employee has been previously granted stock options and may be granted additional stock options in the future in the discretion of the Board of Directors of the Employer's parent holding company. Any such stock option grant shall be evidenced by a stock option agreement in the form required by the applicable stock option plan. Notwithstanding any provision of such stock option plan or any such stock option agreement to the contrary, no rights of employment shall be conferred upon the Employee or result from any such stock option plan or any such stock option agreement. Any employment rights and corresponding duties of the Employee pursuant to his employment by the Employer shall be limited to and interpreted solely in accordance with the terms and provisions of this Agreement.

         13. Other Benefits. The Employee shall be entitled to those employee benefits adopted by the Employer for all employees of the Employer, subject to applicable qualification requirements and regulatory approval requirements, if any. The Employee shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general employee benefits, the benefits otherwise provided to the Employee:

                  (a) Vacation. The Employee shall be entitled to four (4) weeks of annual vacation leave and six (6) days of personal absence at his then existing rate of base salary each year during the term of this Agreement. The Employee may be absent from his employment for vacation and personal absence as long as such leave is reasonable and does not jeopardize his responsibilities and duties specified in this Agreement. The length of vacation should not exceed two (2) weeks without the approval of the Employer's Board of Directors. The Employee shall take at least two (2) consecutive weeks of vacation each year during the term of this Agreement. Vacation time will accrue in accordance with the Employer's personnel policies.

                  (b) Automobile Allowance and Insurance. The Employer shall acquire or otherwise make available to the Employee for his business and incidental personal use an automobile, suitable to his position, and (i) maintain it in good condition and repair; and (ii) provide public liability insurance and property damage insurance policies with insurer(s) acceptable to the Employer and with coverages in such amounts as may be acceptable to the Employer from time to time.

                  (c) Insurance. The Employer shall provide during the term of this Agreement, group life, health (including medical, dental and hospitalization), accident and disability insurance coverage for the Employee and his dependents through a policy or policies provided by insurer(s) selected by the Employer in its sole discretion. Employer shall pay 70% of the cost of the benefits selected by the Employee.

         14. Annual Physical Examination. The Employer shall provide insurance coverage for or pay or reimburse the Employee for the cost of an annual physical examination conducted by a California licensed physician selected by the Employee and reasonably acceptable to the Employer.

         15. Business Expenses. The Employee shall be reimbursed for all ordinary and necessary expenses incurred by the Employee in connection with his employment. The Employee shall also be reimbursed for reasonable expenses

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incurred in activities associated with promoting the business of the Employer, including expenses for entertainment, travel, conventions, educational programs, and similar items, and with the prior approval of the Employer's Executive Committee, expenses for club memberships. The Employer will pay for or will reimburse the Employee for such expenses upon presentation by the Employee from time to time of receipts or other appropriate evidence of such expenditures.

         16.      Termination of Agreement.
                  ------------------------

                  (a) Automatic Termination. This Agreement shall terminate automatically without further act of the Parties and immediately upon the occurrence of any one of the following events, subject to either party's right, without any obligation whatsoever, to waive an event reasonably susceptible of waiver, and the obligation of the Employer to pay the amounts which would otherwise be payable to the Employee under this Agreement through the end of the month in which the event occurs, except that only in the event of termination based upon subparagraphs (1), (4) or (11, to the extent of Employer's breach) below shall the Employee be entitled to receive severance payments and severance benefits based upon automatic termination pursuant to paragraph 16 (d) of this
Agreement:

                           (1) The occurrence of circumstances that make it impossible or impractical for the Employer to conduct or continue its business.

                           (2)      The death of the Employee.

                           (3)      The loss by the Employee of legal capacity.

                           (4) The loss by the Employer of legal capacity to contract.

                           (5) The willful, intentional and material breach of duty by the Employee in the course of his employment.

                           (6) The habitual and continued neglect by the Employee of his employment duties and obligations under this Agreement.

                           (7) The Employee's willful and intentional violation of any State of California or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer or its parent holding company and their respective subsidiaries, or the rules or regulations of the Board of Governors of the Federal Reserve System, California Department of Financial Institutions, or the Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over the Employer, or its parent holding company.

                           (8) The determination by a state or federal banking agency or governmental authority having jurisdiction over the Employer or its parent holding company that the Employee is not suitable to act in the capacity for which he is employed by the Employer.

                           (9) The Employee is convicted of any felony or a crime involving moral turpitude or commits a fraudulent or dishonest act.

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                           (10)     The Employee discloses without authority any
                                    secret or confidential information
                                    concerning the Employer, its parent holding company or their respective subsidiaries or takes any action which the Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Employer, its parent holding company or their respective subsidiaries.

                           (11) Either party materially breaches the terms or provisions of this Agreement.

                  (b) Termination by Employer. The Employer may, at its election and in its sole discretion, terminate this Agreement for any reason, or for no reason, by giving not less than thirty (30) days' prior written notice of termination to the Employee, without prejudice to any other remedy to which the Employer may be entitled either at law, in equity or under this Agreement. Upon such termination, unless otherwise agreed in writing between the Employer and the Employee, the Employee shall immediately cease performing and discharging the duties and responsibilities of his position and remove himself and his personal belongings from the Employer's premises. All rights and obligations accruing to the Employee under this Agreement shall cease at such termination, except that such termination shall not prejudice the Employee's rights regarding employment benefits which shall have accrued prior to such termination, including the right to receive the severance pay specified in paragraph 16 (d) below, and any other remedy which the Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

                  (c) Termination by Employee. This Agreement may be terminated by the Employee for any reason, or no reason, by giving not less than thirty (30) days' prior written notice of termination to the Employer. Upon such termination, all rights and obligations accruing to the Employee under this Agreement shall cease, except that such termination shall not prejudice the Employee's rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which the Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

                  (d) Severance Pay - Termination by Employer. In the event of termination by the Employer pursuant to paragraph 16 (b) or automatic termination based upon paragraph 16 (a) (1), (4) or (11, to the extent of the Employer's breach) of this Agreement, the Employee shall be entitled to receive severance pay at the Employee's rate of base salary immediately preceding such termination in an amount equal to six (6) months of the Employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the Employee). Such severance pay shall be paid to the Employee in lump sum no sooner than six (6) months and no later than nine (9) months following such termination.

                  Notwithstanding the foregoing, in the event of a "Change in Control" as defined in paragraph 16 (f) below, the Employee shall not be entitled to the severance pay pursuant to this paragraph 16 (d) and any rights of the Employee to severance pay shall be limited to such rights as are specified in paragraph 16 (e) below.

                  The Employee acknowledges and agrees that severance pay pursuant to this paragraph 16 (d) is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and the sole and exclusive remedy for the Employee terminated at the will of the Employer pursuant to paragraph 16 (b) or pursuant to certain provisions of paragraph 16
(a) described herein.

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                  (e)      Severance Pay - Change in Control. If, during the
active service of the Employee with the Employer and within a period of two (2) years following consummation of a Change in Control, as defined in subsection
(f) of this Section 16, (i) the Employee's employment is terminated; or (ii) without the Employee's consent there occurs (A) any adverse change in the nature and scope of the Employee's salary or benefits, or (B) any event which reasonably constitutes a constructive termination (by resignation or otherwise) of the Employee's employment, then the Employee shall be entitled to receive severance pay at the Employee's rate of base salary immediately preceding such termination in an amount equal to eighteen (18) months of the Employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the Employee). Such severance pay shall be paid to the Employee in lump sum within no sooner than six (6) months and no later than nine (9) months following such termination.

                  The Employee acknowledges and agrees that severance pay pursuant to this paragraph 16 (e) is in lieu of all damages, payments and liabilities on account of the events described above for which such severance pay may be due the Employee under paragraph 16 (e) of this Agreement. This paragraph 16 (e) shall be binding upon and inure to the benefit of the Employee and the Employer, and any successors or assigns thereof or any "person" as defined herein.

                  Notwithstanding the foregoing, the Employee shall not be entitled to receive severance payments pursuant to this paragraph 16 (e) in the event of an occurrence described in paragraph 16 (a), subparagraphs (5), (6),
(7), (8), (9), (10) or (11, to the extent of an Employee breach), or in the event the Employee terminates employment in accordance with paragraph 16 (c) and the termination is not a result of or based upon the occurrence of any event described in paragraph 16 (e) (ii) above.

                  If all or any portion of the amounts payable to the Employee under this Agreement, either alone or together with other payments which the Employee has the right to receive hereunder, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by
Section 4999 of the Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced to the extent necessary, after first applying any similar reduction in payments to be received from any other plan or program sponsored by the Employer from which the Employee has a right to receive payments subject to Sections 280G and 4999 of the Code including, without limitation, any Salary Continuation Agreement made between the Employer and the Employee, so as to cause a reduction of any excise tax pursuant to Section 4999 of the Code to equal zero.

                  (f) To constitute a "Change in Control" as to the Employee, a "Change in Control Event" described in subparagraph (1) of this paragraph 16 (f) must relate to a corporation that is a "Service Recipient" as defined in subparagraph (4) of this paragraph. The term "Change in Control" as defined in this paragraph 16 (f) is intended to comply with all relevant provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5) relating to changes in the ownership or effective control of a corporation and changes in the ownership of a substantial portion of the assets of a corporation.

                           (1) A "Change in Control Event" occurs on the date any of the following events occur:

                                    (i)      Any one person, or more than one
                                             person acting as a group
                                             ("Person"), acquires ownership of
                                             stock of a corporation that,
                                             together with stock previously held
                                             by such Person, raises the total
                                             ownership from less than 50 percent
                                             of the total fair market value or

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                                             total voting power of such
                                             corporation to more than 50 percent
                                             of such value or power.

                                    (ii)     Any Person acquires, during the
                                             12-month period ending on the date
                                             of the most recent acquisition,
                                             ownership of 35 percent or more of
                                             the total voting power of the stock
                                             of a corporation, without regard to
                                             the stock owned by the Person
                                             before the commencement of the
                                             12-month period.

                                    (iii)    A majority of the members of a
                                             corporation's board of directors is
                                             replaced in a 12-month period by
                                             directors who were not endorsed by
                                             a majority of the board prior to
                                             the election or appointment of each
                                             director.

                                    (iv)     Any Person acquires, during the
                                             12-month period ending on the date
                                             of the most recent acquisition,
                                             assets from a corporation with a
                                             gross fair market value equal to or
                                             more than 40 percent of the total
                                             gross fair market value of all the
                                             assets of such corporation prior to
                                             such acquisition or acquisitions.
                                             Gross fair market value shall be
                                             determined without regard to any
                                             liabilities associated with the
                                             assets. However, this subparagraph
                                             (iv) shall not apply to the
                                             transfer of assets: (1) to an
                                             entity that is controlled by the
                                             shareholders of such corporation
                                             immediately after the transfer; (2)
                                             to a shareholder of such
                                             corporation with respect to the
                                             shareholder's stock or in exchange
                                             for more stock; (3) to an entity of
                                             which such corporation owns 50
                                             percent or more of the total value
                                             or voting power immediately after
                                             the transaction; (4) to a Person
                                             that owns, directly or indirectly,
                                             50 percent or more of the total
                                             value or voting power of all the
                                             outstanding stock of such
                                             corporation immediately following
                                             the transaction; or (5) to an
                                             entity, at least 50 percent of the
                                             total value or voting power of
                                             which is owned immediately
                                             following the transaction, directly
                                             or indirectly, by a Person which
                                             owns directly or indirectly, 50
                                             percent or more of the total value
                                             or voting power of all the
                                             outstanding stock of such
                                             corporation.

                           (2) If any Person controls a corporation under subparagraph 16 (f)(1)(i) or (ii), the acquisition of additional control by the same Person shall not cause a Change in Control.

                           (3) Persons will be considered to be acting as a group in accordance with the provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii)(C). For example, Persons will not be considered to be acting as a group solely because they purchase or own stock of a corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of

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                                    stock, or similar business transaction with
                                    a Service Recipient. Furthermore, if a
                                    person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in each corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the merged corporation.

                           (4) The term "Service Recipient" includes all of the following: (i) the corporation for which the Employee performs services (relating to this Agreement) at the time of a Change in Control Event; (ii) any corporation liable to pay deferred compensation under this Agreement; (iii) any corporation which owns more than 50 percent of the total fair market value and total voting power of any corporation described in clause (i) or (ii); and (iv) any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain ending in a corporation described in clause (i) or (ii).

         17. Notices. Any notices to be given hereunder shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Employee at the address listed in the Employee's personnel file and to the Employer at its principal business office. A party may change the address for receipt of notices by written notice in accordance with this paragraph 17. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

         18. Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the Parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the Parties agree that a representative member, selected by the mutual agreement of the Parties, of the American Arbitration Association ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the Parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the Parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Sacramento, California, unless otherwise agreed to by the Parties.

         19. Attorneys' Fees and Costs. In the event of litigation, arbitration or any other action or proceeding between the Parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution,

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

compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Every obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

         20. Entire Agreement. With the exception of the Parties' Deferred Compensation Plan, Salary Continuation Plan, 2000 Stock Option Plan, and Executive Incentive Plan, this Agreement supersedes any and all other agreements, either oral or in writing, between the Parties with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the Parties with respect to the employment of the Employee by the Employer. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

         21. Modifications. Any modification of this Agreement will be effective only if it is in writing and signed by a party or its authorized representative.

         22. Waiver. The failure of either party to insist on strict compliance with any of the terms, provisions, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

         23. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         24. Interpretation. This Agreement shall be construed without regard to the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the Parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

         25. Governing Law and Venue. The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the Parties hereunder which is not otherwise resolved by arbitration pursuant to paragraph 18 hereof, shall be brought in the courts of the State of California and venue for any action or proceeding shall be in Sacramento County or in the United States District Court for the Eastern District of California, and the Parties hereby submit to the personal jurisdiction of said courts.

         26. Payments Due Deceased Employee. If the Employee dies prior to the expiration of the term of his employment, any payments that may be due the Employee from the Employer under this Agreement as of the date of death shall be paid to the Employee's heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, or any other legal or personal representatives.

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

         27. Assignment/Binding Effect. Except as specifically set forth in this Agreement, the Employee may not assign, delegate or otherwise transfer any of the Employee's rights, benefits, duties or obligations under this Agreement without the prior written consent of the Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns, and the Employee and the Employee's heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, and any other legal or personal representatives.

         30. Effect of Termination on Certain Provisions. Upon the termination of this Agreement, the obligations of the Employer and the Employee hereunder shall cease except to the extent of the Employer's obligation to make payments, if any, to or for the benefit of the Employee following termination, and provided that paragraphs 1 (to the extent of waivers and releases therein), 5, 6, 7, 17, 18, 19, 20, 23, 24, 25, 26, and 27 shall remain in full force and effect.

         31. Advice of Counsel and Advisors. The Employee acknowledges and agrees that he has read and understands the terms and provisions of this Agreement and prior to signing this Agreement, he has read and had the advice of counsel and/or such other advisors as he deemed appropriate in connection with his review and analysis of such terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written in the City of Sacramento, County of Sacramento, State of California.

EMPLOYER:                                   EMPLOYEE:

AMERICAN RIVER BANK


By:
    ------------------------------          ------------------------------------
    Charles D. Fite                         Larry D. Standing


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